EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Mark Cox	Gary Hanson
(915) 534-1400	(915) 534-1400

Western Refining to Present at Bank of America Credit Conference

EL PASO, Texas – November 20, 2008 – Western Refining, Inc. (NYSE:WNR) today announced that company officials will present tomorrow, November 21, at the Bank of America Credit Conference in Orlando, Florida. The presentation will begin at 11:50 a.m. ET, with an audio webcast available on the Investors page of Western's Web site at www.wnr.com. Presentation slides will be available prior to the presentation on the Investors page of the company's Web site.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western has a refinery in El Paso, two refineries in the Four Corners region of northern New Mexico and a refinery in Yorktown, Virginia. Western’s asset portfolio also includes refined products terminals in Albuquerque, New Mexico and Flagstaff, Arizona, asphalt terminals in Phoenix, Tucson, Albuquerque and El Paso, retail service stations and convenience stores in Arizona, Colorado and New Mexico, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Nevada, New Mexico, Texas and Utah. More information about the Company is available at www.wnr.com.